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                                                              Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-3 of our reports dated January 26, 1998 (February 11, 1998 as to the second and third paragraphs of Note 12) appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1997 and of our report dated July 10, 1998 appearing in Amendment No. 1 to Current Report on Form 8-K/A of Mail-Well, Inc. dated May 30, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP




Denver, Colorado
August 4, 1998